UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2021

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2021, we entered into a New Bank Addendum to the Sixth Amended and Restated Credit Agreement dated as of June 23, 2014 (as otherwise amended, restated or modified from time to time, the “Credit Agreement”), by and among the Company, each of the financial institutions parties thereto (collectively, the “Banks”) and Comerica Bank, as agent for the Banks. The New Bank Addendum increased the amount of our revolving secured line of credit facility from $385.0 million to $435.0 million. The amount of the facility will continue to decrease by $35.0 million on June 22, 2022, and will continue to further decrease by $25.0 million on June 22, 2023. There were no other material changes to the terms of the facility.

As of November 30, 2021, we did not have a balance outstanding under the line of credit facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.128
New Bank Addendum, dated November 30, 2021, to the Sixth Amended and Restated Credit Agreement dated as of June 23, 2014 (as otherwise amended, restated or modified from time to time), by and among the Company, each of the financial institutions parties thereto and Comerica Bank, as agent for the Banks.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: December 6, 2021	By:	/s/ Douglas W. Busk
Douglas W. Busk
Chief Treasury Officer